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                                                                      EXHIBIT 11


EXHIBIT 11 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(In thousands, except share amounts)


                                           1997                   1996                    1995
                                      ------------             ----------              ----------

Net income                            $     5,275              $    3,573              $    2,324
                                      ===========              ==========              ==========
Weighted average shares outstanding:
  Basic                                    73,658                  58,660                  45,968
                                      ===========              ==========              ==========
  Diluted                                  74,222                  59,201                  46,446
                                      ===========              ==========              ==========
Earnings per common share - Basic     $     71.62              $    60.91              $    50.56

Effect of stock options                     (0.54)                  (0.56)                  (0.52)
                                      ------------             ----------              -----------
Earnings per common share - Diluted   $    71.08              $     60.35              $    50.04
                                      ===========              ==========              ==========
